                                                          Exhibit 10.7

                           EQUIPMENT LEASE AGREEMENT

    THIS EQUIPMENT LEASE AGREEMENT ("this Agreement"), effective as of October 1, 1993, is made between CHAPMAN LIMITED PARTNERSHIP I, a Maryland limited partnership ("Lessor"), and THE CHAPMAN CO., a Maryland corporation ("Lessee").

    In consideration of the mutual covenants, terms and conditions contained herein, the parties hereto, intending to be legally bound, covenant and agree as follows:

    1. LEASE. Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease and hire from Lessor, the equipment listed and described on Schedule A attached hereto, together with all components, parts, additions, accessories, and attachments incorporated therein (all such property hereinafter collectively referred to as the "Equipment"), upon the terms and conditions set forth herein.

    2. TERM. The term of this Lease (the "Term") shall begin on , 1993, and shall expire on the first anniversary unless sooner terminated as set forth herein. The Lessee may renew the Lease for successive one-year terms for the rent set forth in Section 3.1 below. At the end of a term, the Lessee may purchase the Equipment at its fair market value as determined by an appraiser chosen by the Lessee and an appraiser chosen by the Lessor. If the two appraisers determine values that are within 10% of one another, the fair market value shall be deemed to be the average of the two values. If the two values differ from one another by more than 10%, the appraisers shall appoint a third appraiser and the fair market value shall be deemed the average of the three values. The purchase price shall be payable in cash within 30 days after the fair market value shall have been determined. The Lessee and Lessor shall bear the expense of the appraiser chosen by each and shall share the expense of any third appraiser equally.

    3. RENT.

    3.1 General. Lessee covenants and agrees to pay to Lessor, as rent for the Equipment and subject to this Lease, without prior notice or demand, the amount of $118,152 per annum, payable in equal monthly installments. Such rent shall be payable on the last day of each calendar month, commencing on October 31, 1993. If a monthly installment has not been paid by the fifteenth (15th) day of the succeeding month, Lessor shall provide written notice to Lessee. If any monthly rental payment that is due to Lessor is not made within fifteen (15) days after its due date, Lessee shall pay a late payment penalty on such delinquent payment equal to five percent (5%) of the amount then due for each month or portion of a month until paid (the "Late Payment Penalty").

    The annual rent in subsequent lease years, if the Lessee chooses to renew the Lease, shall equal the higher of fair market value or the gross rent for the applicable year noted is Exhibit C hereto. The Lessee shall obtain quotations from two vendors of similar equipment for purposes of determining the fair market value.

    3.2 Net Lease. This Lease is a net lease, and Lessee's obligation to pay rent shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation: (i) any setoff, counterclaim, recoupment, deduction, defense, or other right that Lessee may have against Lessor, against any seller, supplier, or manufacturer of any Equipment, or against any other person for any reason whatsoever, (ii) any defect in the title, condition, design, operation, merchantability or fitness for use or a particular purpose of any Equipment, (iii) any loss or destruction of or damage to any Equipment, or (iv) any interruption or cessation in the use or possession thereof for any reason whatsoever and of whatever duration, and shall not be prorated for any cause or reason except as herein specifically provided.

    3.3 Taxes. Lessor shall pay and discharge, when due, all license fees, fines, and assessments, and, in addition, all sales, use, property, and other tax or taxes (exclusive of income taxes), now or hereafter imposed by any State, Federal, or local government upon the Equipment or payments hereunder, whether the same be payable by or billed or assessed to Lessor or to Lessee, together with any penalties or interest payable in connection therewith.

    4. DELIVERY OF EQUIPMENT. Lessee acknowledges that it is in possession of the Equipment at the premises known as Suite 2800, 401 East Pratt Street, Baltimore, MD 21202 (the "Premises").

    5. USE AND OPERATION.

    5.1 Use of Equipment. Lessee shall use the Equipment leased hereunder solely in the conduct of its business and shall comply with and conform to all applicable laws and regulations that relate in any way to the possession, use, or maintenance of the Equipment. Lessee shall not (i) use, operate, maintain, or store any Equipment leased hereunder improperly, imprudently, carelessly, or in violation of this Agreement, or of any applicable laws or regulations, (ii) use or operate any Equipment other than in a manner contemplated by the manufacturer thereof, (iii) let or use the same for hire except to a bona fide tenant of the Premises, (iv) assign this Agreement or any rights herein or assign or sublease any Equipment or rights thereto except to a bona fide tenant of the Premises,
(v) permit anyone other than its authorized agents or employees to operate the same, (vi) remove any Equipment from the Premises, and/or (vii) attach or incorporate the Equipment, or suffer the same to be attached

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

or incorporated, to or in any other item of property in such a manner that the Equipment becomes, or may be deemed to have become, an accessory to or part of such property.

    5.2 Maintenance and Repairs. Lessee shall, at its sole cost and expense, at all times during the Term of this Agreement, maintain the Equipment in good operating order, repair, condition, and appearance, ordinary wear and tear excepted. Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment, or device on any Equipment leased hereunder, if such addition would impair the originally intended function or use of any such Equipment. All repairs, parts, supplies, accessories, equipment, and devices furnished or affixed to any Equipment shall thereupon become the property of Lessor (except as such may in Lessor's opinion be removed without in any way affecting or impairing the originally intended function or use of such Equipment). Lessor shall have the right to inspect the Equipment and maintenance records relating thereto at any reasonable time (with or without prior notice) during normal business hours.

    6. LOSS OR DAMAGE TO EQUIPMENT.

    6.1 General. Lessor assumes all risks of loss, theft, or destruction of, and damage to all Equipment during the Term of this Agreement. Any replacements, repairs, or substitutes of parts or equipment in or on the Equipment, or any of them, shall be at Lessor's expense and the same shall constitute an accession to the Equipment, title to which shall vest and remain in the Lessor.

    6.2 Damaged Equipment Capable of Repair. Should the Equipment be damaged so as to preclude its use for the purposes intended and should the Equipment be capable of repair, Lessor shall repair the Equipment at its sole cost and expense, and the proceeds of any insurance recovery pertaining to such Equipment shall be applied to the cost of the repair.

    6.3 Damaged Equipment Incapable of Repair. Should any Equipment be damaged beyond repair or be lost, stolen, or wholly destroyed, then this Agreement shall cease and terminate as to such Equipment as of the date of such damage, loss, or destruction.

    6.4 Insurance Proceeds. The full proceeds of the insurance recovered with respect to any Equipment damaged, lost, or destroyed, plus any salvage value (in the case of Equipment not repairable), shall inure to the benefit of Lessor.

    7. INSURANCE. Lessor is responsible for, at its sole cost and expense, obtaining and maintaining (1) standard fire, theft, and extended coverage

                                       3
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insurance insuring the Equipment against loss or damage for no less than the greater of full replacement value or the Stipulated Loss Value thereof, and
(2) public liability insurance, both personal injury and property damage, covering the operation, condition, use, maintenance, and possession of the Equipment.

    8. REPORTS.

    Without demand, Lessee will immediately notify Lessor of any damage or other loss involving any Equipment leased hereunder. Such notice shall contain a brief description of the nature and estimate of the damage or loss involved.

    9. DEFAULT.

    9.1 General. Should Lessee (i) fail to pay any rentals or any other sum payable by Lessee to or for the account of Lessor hereunder within fifteen (15) days after the due date, or (ii) fail to perform or observe any term or covenant contained herein or under this Agreement at the time and in the manner herein specified, or (iii) be the subject of any proceeding under any bankruptcy act which is not dismissed within sixty (60) days after filing, or (iv) become insolvent (i.e., unable to pay its debts as they become due), or (v) any substantial part of Lessee's property be subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency, and within sixty (60) days thereof Lessee fails to secure a discharge thereof (the foregoing items (i) through (v) constituting a "Default" hereunder), then Lessor may, at its option, upon such notice of its election and demand as may be required by applicable law, deem this Lease to be automatically in default, and at any time thereafter, may do any one or more of the following, all of which are hereby authorized by Lessee: (1) sue for and recover all rent and other payments hereunder, then accrued or thereafter accruing, with respect to any or all of the Equipment; (2) take possession of any or all of the Equipment, wherever it may be located; (3) require Lessee to return promptly, at Lessee's expense, any or all of the Equipment in accordance with all of the terms hereof;
(4) sell, release, or otherwise dispose of any or all of the Equipment, regardless of whether in Lessor's possession, in a commercially reasonable manner at public or private sale or lease and with or without notice to Lessee, and apply the net proceeds of such sale or lease, after deducting all costs of such sale or lease (including, but not limited to, costs of transportation, possession, storage, refurbishing, advertising, and brokers' fees), to the obligations of Lessee hereunder, with Lessee remaining liable for any deficiency; (5) retain any repossessed Equipment and credit the reasonable value of the remaining leasehold interest therein to the obligations of Lessee hereunder, with Lessee remaining liable for any deficiency, to the maximum extent permitted by applicable law, and with Lessor having no obligation to reimburse Lessee on account of any excess of such reasonable value over such obligations; (6) terminate this Agreement as to any of the Equipment; (7) declare this

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Agreement to be in default and pursue any or all remedies in connection therewith; or (8) exercise any other right or remedy available to Lessor at law or in equity.

    For purposes of the remedies set forth in clause (4) above, the net proceeds of any re-lease by Lessor shall be determined by discounting to present value, at the rate of four percent (4%) above the then Prime Rate (as established in the Wall Street Journal) per annum, any rentals payable to Lessor pursuant to such re-lease up to and including the expiration date of this Lease.

    In addition, Lessee shall be liable, to the maximum extent permitted by applicable law, for any and all legal fees and other costs and expenses incurred by reason of any Default or the exercise of any of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of any Equipment in accordance with the terms hereof or in placing the Equipment in the condition required hereby. No right or remedy referred to in this Section 9 is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to herein or otherwise available at law or in equity and may be exercised concurrently or separately from time to time.

    Unless otherwise expressly provided herein, a termination hereunder shall occur only upon written notice by Lessor to Lessee and only with respect to such items of Equipment as Lessor specifically elects to terminate in such notice. Except as to such items of Equipment with respect to which there is a termination, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder. The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or reoccurrence of such Default.

    9.2 Fees. In the event of any Default, Lessee shall pay to Lessor a reasonable sum as and for attorneys' fees, and such other costs and expenses as shall have been expended or incurred by Lessor in the enforcement of any right or privilege hereunder.

    10. QUIET POSSESSION. Lessor covenants that (i) it has the full right and authority to enter into this Agreement on the terms herein stated, (ii) that it is the lawful owner of the Equipment leased hereunder, and (iii) that conditioned upon the Lessee performing all of the covenants and conditions hereof, Lessee shall peaceably and quietly hold, possess and use the Equipment during the term of this Agreement.

    11. LIABILITY OF LESSOR. LESSOR SHALL NOT BE LIABLE TO LESSEE, ITS SERVANTS, EMPLOYEES, AGENTS, OR TO

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ANY PERSON, FIRM OR CORPORATION FOR BUSINESS LOSS OR ANY LOSS OR INTER-
RUPTION OR DAMAGE TO BUSINESS OR PROFITS, OR FOR OTHER DAMAGES OF ANY KIND OR NATURE WHATSOEVER, CAUSED BY REASON OF THEFT, CONVERSION, DESTRUCTION, LOSS, REPAIRS, ADJUSTMENTS, SERVICING, REPLACEMENT,OR ANY INTERRUPTION IN THE SERVICE OR AVAILABILITY FOR ANY REASON OF ANY EQUIPMENT PROVIDED UNDER THIS AGREEMENT, PROVIDED, THAT LESSEE MAY PURSUE ANY CLAIMS AGAINST THE MANUFACTURER OR DISTRIBUTOR OF ANY EQUIPMENT, AND LESSOR SHALL AT LESSEE'S EXPENSE, COOPERATE IN SUCH EFFORT.

    12. DISCLAIMER OF WARRANTIES. LESSOR, NOT BEING THE MANUFACTURER OR SUPPLIER OF THE EQUIPMENT, NOR THE MANUFAC- TURER'S OR SUPPLIER'S AGENT, HEREBY EXPRESSLY DISCLAIMS AND MAKES TO LESSEE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO: THE FITNESS FOR USE OR DESIGN OF THE EQUIPMENT; THE QUALITY OR CAPACITY OF THE EQUIPMENT; THE WORKMANSHIP IN THE EQUIPMENT; THAT THE EQUIPMENT WILL SATISFY THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; AND ANY GUARANTY OR WARRANTY AGAINST PATENT INFRINGEMENT OR LATENT DEFECTS, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. All assignable warranties made by the manufacturer or supplier to Lessor are hereby assigned to Lessee for and during the term of this Agreement and Lessee agrees to settle all such claims directly with the manufacturer or supplier. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rental and other payments hereunder.

    13. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to perform or comply with any of its agreement contained herein, Lessor shall have the right, but not the obligation, to effect such performance or compliance, and the amount of any out-of-pocket expenses of Lessor incurred in connection with the performance of or compliance with such agreement, together with the Late Payment Penalty, shall be deemed additional rent, payable by Lessee upon demand.

    14. MISCELLANEOUS.

    14.1 Title. This Agreement is intended to constitute a lease only and nothing herein contained shall give or convey to Lessee any right, title, or interest in and to any Equipment leased hereunder except as a lessee.

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Lessee shall not at any time during the Term of this Agreement be or become the agent of the Lessor, and Lessor shall not be responsible for the acts or omissions of Lessee, or its agents, representations or its employees.

    14.2 Title to Equipment. All Equipment leased hereunder shall remain the property of Lessor, and shall be titled and/or registered in the name of the Lessor.

    14.3 Remaining Obligations. Any cancellation or termination by Lessor pursuant to the provisions hereof shall not release Lessee from any outstanding obligations to Lessor hereunder.

    14.4 Enforcement. Lessor's failure to enforce strictly any provision of this Lease shall not be construed as a waiver thereof or as excusing Lessee from future performance.

    14.5 Severability. The invalidity of any portion of this Lease shall not affect the force and effect of the remaining valid portion hereof.

    14.6 Notices. All notices shall be binding upon the parties hereto if delivered by hand or sent by certified mail, return receipt requested, at the following address, or at such other address as such party shall from time to time designate in writing to the other party, and shall be effective from the date of such hand delivery or mailing:

    If to Lessor:

    Chapman Limited Partnership I
    Suite 2800
    401 East Pratt Street
    Baltimore, MD 21202

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    If to Lessee:

    The Chapman Co.
    401 East Pratt Street
    Suite 2800
    Baltimore, Maryland 21202

    14.7 Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto. Any change or modification of this Agreement must be in writing and signed by the parties hereto. If the parties hereto mutually desire that additional equipment purchased by the Lessor after the date hereof, become subject to the terms and conditions of this Agreement, the parties agree to mutually cooperate to amend this Agreement to include such equipment, and to take any and all such other action as may be necessary or desirable to accomplish such amendment.

    14.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties, their successors, legal representatives and assigns, provided, however, that neither this Agreement nor any interest herein shall be assigned, alienated, pledged, or hypothecated voluntarily by Lessee or by operation of law, nor shall any of the Equipment covered hereby be assigned or sublet by Lessee, without the prior written consent of Lessor.

    14.9 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original.

    14.10 Further Assurances. Lessee shall promptly and duly execute and deliver to Lessor such further instruments and assurances and take such further action as Lessor may from time to time reasonably request to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.

    14.11 Governing Law. This Agreement shall be deemed to have been made in and shall be construed in accordance with the laws of the State of Maryland.

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    IN WITNESS WHEREOF, the parties hereto have executed these presents, as a document under seal, as of the date first above written.

                                     LESSOR:

WITNESS:                             CHAPMAN LIMITED PARTNERSHIP I


/S/ ELIZABETH R.HUGHES               By: /S/ NATHAN A. CHAPMAN, JR. (SEAL)
----------------------                   ------------------------------------
                                          Name: Nathan A. Chapman, Jr.
                                                -----------------------------
                                          Title: President of Chapman General
                                                 ----------------------------
                                                 Partner One, Inc.
                                                 ----------------------------

                                          Date: As of 10/1/93
                                                -----------------------------




                                     LESSEE:

/S/ ELIZABETH R.HUGHES               THE CHAPMAN CO.
----------------------



                                     By: /S/ NATHAN A. CHAPMAN, JR. (SEAL)
                                         ---------------------------------

                                         Name: Nathan A. Chapman, Jr.
                                         ---------------------------------

                                         Title: President
                                         ---------------------------------


                                         Date: As of 10/1/93
                                         ---------------------------------

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
                                   EXHIBIT A

                            DESCRIPTION OF EQUIPMENT





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

                                   SCHEDULE C

   LEASE YEAR      GROSS RENT
-----------------  -----------
1 ...............   $ 118,152
2 ...............     118,152
3 ...............     118,152
4 ...............     118,152
5 ...............     118,152
6 ...............     118,152
7 ...............     118,152

                          AMENDMENT TO EQUIPMENT LEASE
                        AGREEMENT DATED OCTOBER 1, 1993

    This Amendment is made effective as of October 1, 1993 by and between Chapman Limited Partnership I ("Lessor") and The Chapman Co. ("Lessee").

    WHEREAS, the equipment to be leased by Lessor to Lessee pursuant to the Equipment Lease Agreement dated October 1, 1993 ("Lease") was not all available as of such date.

    THEREFORE, in consideration of the mutual covenants herein contained the parties hereto agree as follows

    The Lessor and Lessee desire to amend the Lease to reflect a rental schedule in line with the Equipment leased during the periods indicated as follows:

    The rent shall be payable as follows:

       RENTAL PERIOD                              AMOUNT
-------------------------------------------    -------------
October 1, 1993--October 31, 1993...........   $  6,892.20
November 1, 1993--November 30, 1993.........   $  8,861.40
December 1, 1993--December 31, 1993.........   $  9,846.00

    Annual rent commencing January 1, 1994 shall equal $118,152 in equal monthly installments as provided in the Lease.

    The Lease remains in full force and effecting all other respects.


CHAPMAN LIMITED PARTNERSHIP I             THE CHAPMAN CO.

By: /S/ NATHAN A. CHAPMAN, JR.            By: /S/ NATHAN A. CHAPMAN, JR.
------------------------------            ------------------------------